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                                                                  EXHIBIT 99.1
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Investor Relations: William T. Hanley (508) 347-4258

                  GALILEO ANNOUNCES TERMINATION OF DISCUSSIONS
                              TO SELL PRODUCT LINES

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STURBRIDGE, MA, NOVEMBER 6, 1998 - Galileo Corporation (Nasdaq National Market:
GAEO) today announced the termination of discussions to sell certain product lines in its Scientific Detector and Remote Spectroscopy Business because the Company and the potential purchaser could not agree on the terms of the sale. The Company had announced the signing of a non-binding Letter of Intent with an undisclosed potential purchaser on August 19, 1998.

Because of the positive contribution of these product lines to its operating results, the Company intends to continue to operate these lines, service customers and continue product development programs as it had prior to the initiation of these discussions.

Galileo, along with its wholly-owned subsidiaries, Leisegang Medical and OFC Corporation, develops, manufactures and markets products based on its core optical and photonic technologies for applications in women's health-related medical products and instruments, analytical instruments, lenses and optical filters, and office equipment. More information about the Company may be found at its web sites www.galileocorp.com, www.ofccorp.com and www.leisegang.com.